UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2025
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Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment
of Principal Officers.
(b)
On June 27, 2025, John Young notified Arvinas, Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board, effective June 30, 2025. Mr. Young's decision to resign from the Board was not due to a disagreement on any matter related to the Company’s operations, policies or practices.
Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on June 25, 2025 (the “2025 Annual Meeting”), the Company’s stockholders voted on the following proposals:
1. The following nominees were elected to the Board as Class I directors for terms expiring at the 2028 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Linda Bain	40,537,500	12,344,284	7,510,892
John Houston, Ph.D.	41,078,364	11,803,420	7,510,892
Laurie Smaldone Alsup, M.D.	42,326,574	10,555,210	7,510,892

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	39,539,338
Against:	13,240,969
Abstain:	101,477
Broker Non-Votes:	7,510,892

3. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025 was ratified.

For:	58,006,476
Against:	2,312,679
Abstain:	73,521

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: June 30, 2025	By:	/s/ Andrew Saik
Chief Financial Officer